UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of The

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☐                             Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Under Rule 14a-12

RESOLUTE ENERGY CORPORATION

(Name of Registrant as Specified in Its Charter)

MONARCH ENERGY HOLDINGS LLC

MOF MANAGEMENT LLC

MONARCH DEBT RECOVERY MASTER FUND LTD

MONARCH ALTERNATIVE CAPITAL LP

MDRA GP LP

MONARCH GP LLC

PATRICK BARTELS

JOSEPH CITARRELLA

SAMUEL LANGFORD

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On March 12, 2018, Monarch Energy Holdings LLC, together with the other participants named herein (collectively, “Monarch”), filed a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission (the “SEC”) to be used to solicit votes for, among other matters, the election of Monarch’s slate of three highly qualified director nominees to the board of directors of Resolute Energy Corporation, a Delaware corporation (the “Company”), at the Company’s upcoming 2018 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”).

On March 12, 2018, Monarch issued the following press release:

NEW YORK, March 12, 2018 – Monarch Energy Holdings LLC, together with the other participants named therein (collectively, “Monarch” or “we”), the beneficial owners of approximately 9.75% of the outstanding shares of Resolute Energy Corporation (NYSE:REN) (“Resolute” or the “Company”), today filed a preliminary proxy statement and accompanying proxy card with the Securities and Exchange Commission for the election of its slate of highly qualified director nominees at Resolute’s 2018 annual meeting of stockholders.

On January 26, 2018, Monarch sent a letter to Resolute’s board of directors (the “Board”) and management outlining a series of steps necessary to maximize value for all stockholders. These proposed steps included increasing stockholder representation on the Board, forming a committee of the Board to explore strategic transactions to maximize value, and engaging a reputable financial advisor to assist in that endeavor. Since then, according to media reports, other stockholders have expressed their concerns with the current strategic approach of the Resolute Board and management.

As described in greater detail in our preliminary proxy statement, on February 7, 2018, representatives of the Company and Monarch met to discuss Monarch’s proposed changes to the Board. Since then, other than contacting Monarch to schedule interviews of its director nominees in the ordinary course of preparing for the 2018 annual meeting of stockholders, the Company has not initiated contact or made any attempt at furthering a constructive dialogue with Monarch to resolve our proposals without a proxy fight. While Monarch remains open to engaging in further discussions toward a consensual agreement, Resolute’s failure to communicate with Monarch over the last month with respect to our proposed steps suggests that it has embarked on an ill-advised scorched-earth policy that is not in the best interests of the Company’s stockholders and reflects an entrenched Board. We believe the Company may have no genuine interest in pursuing the meaningful changes necessary to maximize stockholder value.

To ensure that the interests of stockholders are voiced and heard in the boardroom, Monarch has nominated the following slate of three highly qualified director candidates:

Patrick Bartels is a Managing Principal with MAC and a proposed nominee to the board. Mr. Bartels has served on numerous public and private boards and has over 20 years of investment experience, including across complex situations in North America and Europe. Prior to joining Monarch in 2002, Mr. Bartels was a high-yield investments analyst at Invesco. He began his career at PricewaterhouseCoopers LLP. Mr. Bartels currently serves on the board of directors of Arch Coal, Inc., where he is a member of the Nominating and Corporate Governance and Personnel and Compensation Committees. Previously, Mr. Bartels served on the board of directors of WCI Communities Inc. (2009-2017). As a fiduciary for stockholders, Mr. Bartels has a demonstrated record of value-added returns through capital markets transactions and M&A processes. Mr. Bartels holds the Chartered Financial Analyst designation and a bachelor’s degree in accounting, with a concentration in finance, from Bucknell University.

Joseph Citarrella is a Managing Principal with MAC and a proposed nominee to the Board. Mr. Citarrella would bring extensive relevant sector and financial expertise to this role. In addition to his investment responsibilities at Monarch, Mr. Citarrella has served since August 2017 as non-executive Chairman of the Board of Vanguard Natural Resources, Inc. (“Vanguard”), a Houston-based independent oil and gas company with operations across Wyoming, Colorado, Texas, Louisiana, and Oklahoma. Mr. Citarrella also serves as a member of Vanguard’s Strategic Opportunities Committee, which is responsible for overseeing an ongoing strategic review of Vanguard’s asset base and development plans, as well as Vanguard’s Compensation Committee, Nominating and Corporate Governance Committee and Health, Environmental and Safety Committee. In this capacity, Mr. Citarrella has worked closely with management, the Board, and financial advisor Jefferies LLC to evaluate potential strategic transactions and pursue targeted objectives to maximize stockholder value. Prior to joining Monarch in May 2012, Mr. Citarrella was an Associate at Goldman Sachs in the Global Investment Research group, covering the integrated oil, exploration and production, and refining sectors. Mr. Citarrella received a B.A. in Economics from Yale University.

Samuel Langford serves as Principal of Langford Upstream Advisory, L.L.C., a position he has held since 2013. Mr. Langford has also acted as Consulting Advisor to Silverpoint Capital since 2015. Prior to Langford Upstream Advisory, L.L.C., Mr. Langford was employed by Newfield Exploration Co. where he served in various positions, including as Senior Corporate Advisor (2011–2012), General Manager, Mid-Continent Business Unit (2011), Vice President, Corporate Development (2009–2011) and Manager, Acquisitions, Planning and Commercial Development, Mid-Continent (2004-2009). Mr. Langford has also worked with Cockrell Oil Corporation, British Gas Exploration America, Tenneco Oil Company and Exxon USA in various technical and managerial positions. Mr. Langford currently serves on the boards of directors of Chaparral Energy, Inc., where he is a member of the Audit and Compensation Committees, and of Basic Energy Services, Inc., where he is a member of the Nominating and Corporate Governance Committee. He received his Bachelor of Science degree in Mechanical Engineering from Auburn University.

Stockholders are encouraged to read the preliminary proxy statement for more information.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

Monarch Energy Holdings LLC, together with the other participants named herein (collectively, “Monarch”), may be deemed to be participants in the solicitation of proxies from stockholders in connection with the election of directors to the Board of Directors of Resolute Energy Corporation, a Delaware corporation (the “Company”), at the Company’s upcoming 2018 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof (the “Annual Meeting”). On March 12, 2018, Monarch filed a preliminary proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting. Prior to the Annual Meeting, Monarch will furnish a definitive proxy statement to the Company’s stockholders (the “Definitive Proxy Statement”), together with a GOLD proxy card. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT MONARCH WILL FILE WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Additional information regarding the identity of the participants and their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement for the annual meeting and will be set forth in the definitive proxy statement and other materials to be filed with the sec in connection with the annual meeting.

SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR GEORGESON LLC TOLL-FREE AT 866-482-5136.